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Exhibit 10.1

Performance-Based Restricted Stock Unit Award Statement

Participant:
ID:

Date of Grant:	Target Award:
Vesting Schedule: The PRSU (as defined below) will vest on (the "Vesting Date"). The Committee (as defined below) will determine the exact number of shares issuable pursuant to the PRSU in May after the end of the Performance Period (the date of such determination, the "Determination Date"). The number of shares issuable upon vesting will depend upon achievement of the applicable performance goals and will range from zero percent (0%) of the Target Award to ( %) of the Target Award, as per the Performance Matrix below.
Performance Period: year(s) beginning and ending .

        This certifies that on                              Edwards Lifesciences Corporation (the "Company") granted to the Participant shown above a Performance-Based Restricted Stock Unit award ("PRSU") to receive a number of shares of its common stock based on the target number of shares ("Target Award") as indicated above upon the terms and conditions of the Long-Term Stock Incentive Compensation Program, this Statement and the attached Global Performance-Based Restricted Stock Unit Award Agreement (the "Award Agreement").

        The number of shares issuable pursuant to the PRSU upon vesting shall depend upon the percentile ranking of the Company's Total Shareholder Return for the Performance Period when measured against the Total Shareholder Return of [the companies] ("[Index]") for the Performance Period and shall be determined in accordance with the Performance Matrix below. As used herein, "Total Shareholder Return" (or "TSR") shall mean, as to both the Company and the companies included in the [Index], as the case may be, the average of the closing price of a share for each trading day for the quarter prior to the beginning of the Performance Period compared to the average of the closing price of a share for each trading day for the last quarter of the Performance Period. Furthermore, the Administrator shall equitably and proportionately adjust the determination of Total Shareholder Return to include the effects of any stock split, reverse stock split, stock dividend or cash dividend paid during the Performance Period. For these purposes, in the event that the common stock (or similar equity security) of a member of the [Index] is not listed or traded on a national securities exchange at the end of the Performance Period, such entity shall be excluded from the [Index] used to determine the Company's relative Total Shareholder Return compared to the Total Shareholder Return [Index] over the Performance Period. Furthermore, any company not included in the [Index] on the first day of the Performance Period but added to the [Index] during the Performance Period shall be excluded for such purposes, unless such company is the successor to a company that had theretofore been included in the [Index].

Performance Matrix—Target Award Earned:

Company TSR Percentile Ranking:	Percentage Vesting:
Less than Percentile	% of Target Award
Percentile	% of Target Award
Percentile	% of Target Award
Percentile and Above	% of Target Award

        The applicable percentage of the Target Award earned will be interpolated on a linear basis between the levels stated in the table above and fractional shares shall be rounded down to the nearest whole share. In all events, the maximum percentage of the Target Award that may vest is                         (      %) of the Target Award. Any shares issuable pursuant to the PRSU that do not vest based on the performance requirements set forth above (and which have not previously vested or terminated pursuant to the terms of this Statement and the Award Agreement) will automatically terminate as of the last day of the Performance Period. The number of shares issuable shall be determined by the Compensation and Governance Committee of the Board of Directors (the "Committee") on the Determination Date, and shall be certified by the Committee at that time. The earned shares shall be issued to the Participant upon vesting, subject to the terms and conditions set forth in the Award Agreement.

Edwards Lifesciences Corporation

Michael A. Mussallem
 Chairman and Chief Executive Officer

Edwards Lifesciences Corporation
Long-Term Stock Incentive Compensation Program
Global Performance-Based Restricted Stock Unit Award Agreement

        THIS AGREEMENT, including any appendix for the Participant's country (the "Appendix") and the Performance-Based Restricted Stock Unit Statement attached to the front of this agreement (the "Statement"), sets forth the terms and conditions of the performance-based restricted stock unit award (the "PRSU") granted by Edwards Lifesciences Corporation, a Delaware corporation (the "Company"), to the Participant named on the Statement, pursuant to the provisions of the Company's Long-Term Stock Incentive Compensation Program (the "Program"). This agreement, the Appendix and the Statement shall be considered one agreement and are referred to herein as the "Agreement."

        The Program provides additional terms and conditions governing the PRSU and is incorporated herein by reference. If there is any inconsistency between the terms of this Agreement and the terms of the Program, the Program's terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Program, unless specifically set forth otherwise herein. The parties hereto agree as follows:

        1.    Grant of PRSU.    Effective as of the Date of Grant set forth in the Statement, the Company hereby grants to the Participant a PRSU award with respect to the target number of Shares set forth in the Statement (the "Target Award") in the manner and subject to the terms and conditions of the Program and this Agreement.

        The grant of this PRSU to the Participant shall not confer any right to the Participant (or any other participant) to be granted any Awards in the future under the Program.

        2.    Vesting of PRSU and Issuance of Shares.    Except as may otherwise be provided in Sections 3 and 5 below, the PRSU will vest on the Vesting Date according to the vesting schedule set forth in the Statement ("Normal Vesting Schedule"), provided the Participant continues to be employed by the Company or one of its Subsidiaries through the Vesting Date and subject to the attainment of certain performance goals set forth in the Statement. The earned Shares shall be issued to the Participant as soon as practicable (and in all events within sixty (60) days) after the Vesting Date, subject to satisfaction of all Tax-Related Items (as defined in Section 11 below) and to the provisions for U.S. taxpayers set forth in Section 8 below.

        3.    Termination of Employment:

  (a)
  For Good Reason, Without Cause, or due to Retirement, Death or Disability.    In the event that, prior to the Vesting Date set forth in the Statement, the Participant's employment is voluntarily terminated for "Good Reason" (as defined below), is involuntary terminated without Cause, terminates due to the Participant's Retirement after attaining age fifty-five (55) and with at least ten (10) years of service with the Company or any Subsidiary, or is terminated by reason of the Participant's death or Disability, the PRSU shall remain eligible to vest on the Vesting Date according to the Normal Vesting Schedule (subject to the attainment of the performance goals set forth in the Statement) and the Participant shall receive a pro-rated portion of the Shares subject to the PRSU that would otherwise vest based on performance on the Vesting Date, with the pro-rata portion based on the Participant's whole months of service with the Company or any Subsidiary during the Performance Period prior to the date of such termination; provided that a partial month of employment will be considered a whole "month of service" for purposes of this Agreement only if the Participant was employed by the Company or any Subsidiary for at least fifteen (15) days during such month. Any portion of the PRSU that remains unvested on the Vesting Date (after giving effect to such pro-ration) shall be considered to have terminated on the Vesting Date.

    (i)
    For purposes of this Agreement, "Good Reason" shall mean the occurrence of any one or more of the following without the Participant's express written consent:

    (A)
    The assignment of the Participant to duties materially inconsistent with the Participant's authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements) as an executive and/or officer of the Company (or a Subsidiary) on the Date of Grant, or a material reduction or alteration in the nature or status of the Participant's authorities, duties, or responsibilities on the Date of Grant, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Participant;

    (B)
    The Company's requiring the Participant to be based at a location in excess of fifty (50) miles from the location of the Participant's principal job location or office on the Date of Grant, except for required travel on the Company's business to an extent substantially consistent with the Participant's then present business travel obligations;

    (C)
    A reduction by the Company of the Participant's base salary in effect on the Date of Grant, or as the same shall be increased from time to time;

    (D)
    The failure of the Company to continue in effect any of the Company's short- and long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or other compensation arrangements in which the Participant participates, unless the Participant is permitted to participate in other plans that provide the Participant with substantially comparable benefits; or the failure by the Company to continue the Participant's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of the Participant's participation relative to other participants; or

    (E)
    The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under this Agreement.

  (b)
  For Other Reasons.    The entire PRSU award shall immediately terminate and be forfeited to the Company as of the date of the Participant's termination of employment with the Company or any Subsidiary prior to the Vesting Date for any reason other than one of the reasons expressly covered by Section 3(a).

  (c)
  Transfer.    For the purposes of this Agreement, a transfer of the Participant's employment between the Company and any Subsidiary (or between Subsidiaries) shall not be deemed a termination of employment.

        4.    No Fractional Shares.    In no event shall any fractional Shares subject to the PRSU be issued. Accordingly, the total number of Shares to be issued at the time this PRSU vests (if any) shall, to the extent necessary, be rounded down to the next whole Share in order to avoid the issuance of a fractional share.

        5.    Change in Control.

  (a)
  Change in Control During the Performance Period.    Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company during the Performance Period and prior to the Participant's termination of employment for any reason, the Participant shall immediately vest in 100% of the Target Award set forth in the Statement. Notwithstanding anything to the contrary in this Agreement, in the event the Participant's employment with the Company or any Subsidiary terminates due to one of the reasons expressly covered by Section 3(a) of this Agreement and a Change in Control of the Company occurs subsequent to such a termination of employment (but during the Performance Period), the pro-rata vesting provided for in Section 3(a) shall be based on the Target Award set forth in the Statement.

  (b)
  Issuance of Shares.    Any Shares subject to the PRSU award that become vested pursuant to Section 5(a) shall be issued to the Participant upon or as soon as practicable (and in all events within thirty (30) days) after the effective date of the Change in Control of the Company (or, if so provided by the Committee, immediately prior to the Change in Control), subject to satisfaction of all Tax-Related Items (as defined in Section 11 below) and to the provisions for U.S. taxpayers set forth in Section 8 below.

  (c)
  Change in Control After the Performance Period.    In the event a Change in Control of the Company occurs following the last day of the Performance Period, prior to the Participant's termination of employment for any reason, and prior to the Vesting Date, the Participant shall immediately vest in the number of Shares subject to the PRSU that would otherwise become vested pursuant to the Normal Vesting Schedule assuming the Participant had continued to be employed through the Vesting Date, the Determination Date shall occur in connection with or prior to such Change in Control and payment of any Shares subject to the PRSU that become vested shall be issued to the Participant as provided in Section 2 (except that such payment shall in all events occur not later than thirty (30) days after the Change in Control).

        6.    Restrictions on Transfer.    This PRSU may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

        7.    Recapitalization.    In the event there is any change in the Company's Shares through the declaration of stock dividends or through recapitalization resulting in stock split-ups or through merger, consolidation, exchange of Shares, or otherwise, the number and class of Shares subject to this PRSU shall be equitably adjusted by the Committee, in the manner determined in its sole discretion, to prevent dilution or enlargement of rights.

        8.    Section 409A.    This Section 8 applies only to the extent that the Participant is a U.S. taxpayer.

  (a)
  Compliance with 409A.    This Agreement is intended to comply with the requirements of Section 409A of the Code. Accordingly, all provisions herein shall be construed and interpreted to comply with Code Section 409A. This Agreement may be amended at any time, without the consent of any party, to avoid the application of Code Section 409A in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Code Section 409A, but the Company shall not be under any obligation to make any such amendment. Nothing in the Agreement shall provide a basis for any person to take action against the Company or any affiliate based on matters covered by Code Section 409A, including the tax treatment of any amount paid or PRSU granted under the Agreement, and neither the Company nor any of its Subsidiaries or affiliates shall under any circumstances have any liability to any participant or his estate or any other party for any taxes, penalties or interest due on amounts paid or payable under the this Agreement, including taxes, penalties or interest imposed under Code Section 409A.

  (b)
  Section 409A Delay.    Notwithstanding any provision to the contrary in this Agreement, if Shares or other amounts become issuable or distributable under this Agreement by reason of the Participant's Separation from Service and the Participant is a "specified employee," within the meaning of Code Section 409A, at the time of such Separation from Service, the Shares shall not be issued or distributed to the Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of the Participant's Separation from Service or (ii) the date of the Participant's death, if such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable Code Section 409A(a)(2) deferral period, all Shares or other amounts deferred pursuant to this Section 8 shall be issued or distributed in a lump sum to the Participant. To the extent the payment of any cash amounts to which the Participant becomes entitled under this Agreement is deferred pursuant to the provisions of this Section 8, then the Participant shall be entitled to interest on those cash amounts, for the period the payment of such amounts is so deferred, with such interest to accrue at the prime rate then in effect from time to time during that period and to be paid in a lump sum upon the expiration of the deferral period.

  (c)
  Separation from Service.    For purposes of this Agreement, "Separation from Service" means the Participant's separation from service as determined in accordance with Code Section 409A and the applicable standards of the Treasury Regulations issued thereunder.

        9.    Beneficiary Designation.    This Section 9 applies only if the Participant resides in the U.S. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

        10.    Rights as a Stockholder.    The Participant shall have no rights as a stockholder of the Company until the Participant has obtained an ownership interest in the Shares.

        11.    Responsibility for Taxes.

  (a)
  Regardless of any action the Company or the Participant's employer (if different) (the "Employer") takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant's participation in the Program that are legally applicable to the Participant ("Tax-Related Items"), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and that such liability may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this PRSU, including the grant or vesting of this PRSU, the issuance of Shares, the subsequent sale of any Shares acquired at vesting of the PRSU and the receipt of any dividends; and (2) do not commit and are under no obligation to structure the terms of the grant or any aspect of the PRSU to reduce or eliminate the Participant's liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax and/or social security contributions in more than one jurisdiction between the Date of Grant and the date of any relevant taxable, tax and/or social security contribution withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

  (b)
  Prior to any relevant taxable, tax and/or social security contribution withholding event, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, at their sole discretion, to satisfy the obligations with respect to Tax-Related Items by one or a combination of the following: (i) withholding from the Participant's wages or other cash compensation paid to him or her by the Company and/or the Employer or from any equivalent cash payment received upon vesting of the PRSU; or (ii) withholding from the proceeds of the sale of Shares acquired at vesting of the PRSU, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant's behalf pursuant to this authorization); or (iii) withholding in Shares to be issued upon vesting of the PRSU. To avoid negative accounting treatment, the Company will withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested PRSU, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant's participation in the Program.

  (c)
  Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items and/or Employment Taxes that the Company or the Employer may be required to withhold or account for as a result of Participant's participation in the Program that cannot be satisfied by the means described in this Section 11. The Company may refuse to issue or deliver Shares or the proceeds of the sale of Shares to the Participant if the Participant fails to comply with Participant's obligation in connection with the Tax-Related Items and/or Employment Taxes.

        12.    Continuation of Employment.    This Agreement shall not confer upon the Participant any right to continuation of employment with the Employer nor shall this Agreement interfere in any way with the Employer's right to terminate the Participant's employment at any time with or without cause.

        13.    Miscellaneous.

  (a)
  This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Program, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Program. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of this Award, as it may deem advisable for regulatory compliance, including, without limitation, restrictions under, applicable U.S. federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any state or foreign securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Program and this Agreement, all of which shall be binding upon the Participant.

  (b)
  The Board may terminate, amend, suspend or modify the Program and the Committee may amend this PRSU at anytime; provided, however, that no such termination, amendment, suspension or modification of the Program or amendment of this Award may in any material way adversely affect the Participant's rights under this Agreement, without the express consent of the Participant.

  (c)
  The Participant agrees to take all steps necessary to comply with all applicable provisions of U.S. federal, state and foreign securities law in exercising his or her rights under this Agreement.

  (d)
  This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  (e)
  All obligations of the Company under the Program and this Agreement, with respect to this Award, shall, to the extent legally permissible, be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        14.    Nature of Grant.    In accepting the PRSU, the Participant acknowledges, understands and agrees that:

  (a)
  the Program is established voluntarily by the Company and is discretionary in nature;

  (b)
  the grant of the PRSU by the Company is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;

  (c)
  all decisions with respect to future Restricted Stock Units grants, if any, will be at the sole discretion of the Company;

  (d)
  the Participant is voluntarily participating in the Program;

  (e)
  the PRSU and any Shares acquired under the Program are not part of normal or expected compensation or salary;

  (f)
  the PRSU grant and the Participant's participation in the Program shall not be interpreted to form an employment contract or relationship with the Company or the Employer or any Subsidiary or affiliate of the Company;

  (g)
  the future value of the Shares subject to the PRSU is unknown and cannot be predicted with certainty;

  (h)
  subject to Section 3(a) of this Agreement, in the event of involuntary termination of the Participant's employment (whether or not in breach of local labor laws), the Participant's right to receive the PRSU under the Program, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the PRSU;

  (i)
  for Participants who reside outside the U.S., the following additional provisions shall apply:

  (i)
  the PRSU and any Shares acquired under the Program are not intended to replace any pension rights or compensation;

  (ii)
  PRSU and the underlying Shares are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer and are outside the scope of Participant's employment contract, if any; such items shall not be included in or part of any for any calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer; and

    (iii)
    no claim or entitlement to compensation or damages shall arise from forfeiture of the PRSU resulting from termination of the Participant's employment by the Company or the Employer (whether or not in breach of local labor laws) and in consideration of the grant of the PRSU to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim and releases the Company and the Employer from any such claim, if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Program, the Participant shall be deemed to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims.

        15.    No Advice Regarding Grant.    The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant's participation in the Program, or his or her acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant's participation in the Program before taking any action related to the Program.

        16.    Data Privacy Notice and Consent.    This Section 16 applies if the Participant resides outside the U.S. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other grant materials, by and among, as applicable, the Employer, the Company and any Subsidiary or affiliate of the Company for the exclusive purpose of implementing, administering and managing the Participant's participation in the Program.

        The Participant understands that the Company and the Employer hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification numbers, salary, nationality, job title, any Shares or directorships held in the Company, details of all PRSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant's favor, for the purpose of implementing, administering and managing the Program ("Data"). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Program (presently or in the future), that these recipients may be located in Participant's country or elsewhere (e.g., the United States), and that the recipient's country may have different data privacy laws and protections than the Participant's country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.

        The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant's participation in the Program, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Shares received upon vesting of the PRSUs may be deposited. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant's participation in the Program. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Participant understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Program. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

        17.    Severability.    The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

        18.    Governing Law and Venue.    To the extent not preempted by U.S. federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, U.S.A.

        For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award, the Program or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted in the courts of Orange County, California, or the federal courts for the United States for the Central District of California, and no other courts, where this grant is made and/or to be performed.

        19.    Language.    If the Participant has received this Agreement or any other document related to the Program translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

        20.    Electronic Delivery.    The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Program by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Program through an online or electronic system established and maintained by the Company or a third party designated by the Company.

        21.    Appendix.    Notwithstanding any provisions in this Agreement, the PRSU shall be subject to any special terms and conditions for the Participant's country set forth in the Appendix. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country shall apply to the Participant, to the extent that the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate administration of the Program.

        22.    Imposition of Other Requirements.    The Company reserves the right to impose other requirements on the Participant's participation in the Program, on the PRSU and on any Shares acquired at vesting of the PRSU, to the extent the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Program, and to require the Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

*    *    *    *

        By the Participant's electronic acceptance of the Agreement and participation in the Program, the Participant agrees that this PRSU is granted under and governed by the terms and conditions of the Program and this Agreement, including the Appendix and the Statement.

 APPENDIX
ADDITIONAL TERMS AND CONDITIONS OF THE
EDWARDS LIFESCIENCES CORPORATION
GLOBAL PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Terms and Conditions

        This Appendix includes additional terms and conditions that govern the PRSU granted to the Participant under the Program if the Participant resides in one of the non-U.S. countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Program and/or the Agreement.

Notifications

        This Appendix also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to his or her participation in the Program. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2010. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Program because the information may be out of date at the time that the PRSU vests or the Participant sells Shares acquired under the Program.

        In addition, the information contained herein is general in nature and may not apply to the Participant's particular situation and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant's country may apply to his or her situation.

        Finally, the Participant understands that if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment after the Date of Grant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

AUSTRALIA

Terms and Conditions

        Award Payable Only in Shares.    The grant of this PRSU does not provide the Participant with a right to receive a cash payment; this PRSU is payable only in Shares.

Notifications

        Securities Law Information.    If the Participant acquires Shares pursuant to the PRSU and offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on disclosure obligations prior to making any such offer.

AUSTRIA

Notifications

        Exchange Control Notification.    If the Participant holds Shares acquired under the Program outside of Austria (even if he or she holds them outside of Austria with an Austrian bank), the Participant understands that he or she must submit an annual report to the Austrian National Bank using the form "Standmeldung/Wertpapiere." An exemption applies if the value of the securities held outside Austria as of December 31 does not exceed €5,000,000 or the value of the securities as of any quarter does not exceed €30,000,000. If the former threshold is exceeded, the annual reporting obligations are imposed, whereas if the latter threshold is exceeded, then quarterly reports must be submitted. The annual reporting date is December 31; the deadline for filing the annual report is March 31 of the following year.

        When the Shares are sold, there may be exchange control obligations if the cash received is held outside Austria. If the transaction value of all cash accounts abroad is less than €3,000,000, no ongoing reporting requirements apply. However, if the transaction volume of all of the Participant's cash accounts abroad exceeds €3,000,000, then the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, using the form "Meldungen SI-Forderungen und/oder SI-Verpflichtungen."

        Consumer Protection Act Notification.    The Participant understands that he or she may be entitled to revoke the Agreement on the basis of the Austrian Consumer Protection Act (the "Act") under the conditions listed below, if the Act is considered to be applicable to the Agreement and the Program:

  (i)
  the revocation is made within one week after he or she accepts the Agreement; and

  (ii)
  the revocation must be in written form to be valid. Provided the revocation is sent within the period discussed above, it is sufficient if the Participant returns the Agreement to the Company or the Company's representative with language that can be understood as his or her refusal to honor the Agreement.

BELGIUM

Notifications

        Tax Compliance.    The Participant is required to report any taxable income attributable to the PRSU on the Participant's annual tax return. In addition, the Participant is required to report any bank accounts opened and maintained outside Belgium on the Participant's annual tax return.

BRAZIL

Terms and Conditions

        Compliance with Law.    By accepting the PRSU, the Participant agrees to comply with applicable Brazilian laws and pay any and all Tax-Related Items associated with the vesting of the PRSU and the sale of Shares obtained pursuant to the PRSU.

Notifications

        Exchange Control Notification.    If the Participant holds assets and rights outside Brazil with an aggregate value equal to exceeding US$100,000, then the Participant will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights. Assets and rights that must be reported include Shares acquired under the Program. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil.

CANADA

Terms and Conditions

        Termination of Employment.    This provision supplements Section 14(h) of the Agreement.

        In the event of involuntary termination of his or her employment (whether or not in breach of local labor laws), the Participant's right to receive any PRSU and vest under the Program, if any, will terminate effective as of (1) the date that the Participant is no longer actively employed by the Company or the Employer, or at the discretion of the Committee, (2) the date the Participant receives notice of termination of employment from the Employer, if earlier than (1), regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when the Participant is no longer employed for purposes of the PRSU.

        Data Privacy.    The following provision will apply if the Participant is a resident of Quebec and supplements Section 16 of the Agreement:

        The Participant hereby authorizes the Company and the Company's representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Program. The Participant further authorizes the Company and any Subsidiary or affiliate and the Program administrator to disclose and discuss the Program with their advisors. The Participant further authorizes the Employer to record such information and to keep such information in the Participant's employee file.

        French Language Provision.    The following provision will apply if the Participant is a resident of Quebec:

        The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

        Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Notification

        Securities Law Notice.    The Participant is permitted to sell Shares acquired through the Program through the designated broker appointed under the Program, if any, provided the resale of Shares acquired under the Program takes place outside of Canada through the facilities of a stock exchange on which the shares are listed. The Company's Shares are currently listed on the New York Stock Exchange.

CHINA

Terms and Conditions

        Immediate Sale of Shares.    This provision supplements Section 2 of the Agreement:

        Due to regulatory requirements in the PRC, upon the vesting and settlement of the PRSU, the Participant agrees to the immediate sale of any Shares to be issued. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant's behalf pursuant to this authorization), and the Participant expressly authorizes the Company's designated broker to complete the sale of such Shares. The Participant acknowledges that the Company's designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to the Participant in accordance with any applicable exchange control laws and regulations and provided any liability for Tax-Related Items resulting from the vesting of the PRSU has been satisfied.

        Exchange Control Requirements.    Due to exchange control laws in the PRC, if the Participant is a PRC national, he or she will be required to immediately repatriate the cash proceeds from the sale of the Shares to the PRC. The Participant understands and agrees that such cash proceeds may need to be repatriated to the PRC through a special exchange control account established by the Company, a Subsidiary, or the Employer, and the Participant hereby consents and agrees that any proceeds from the sale of Shares may be transferred to such special account prior to being received by him or her.

        The Participant further understands and agrees that there will be a delay between the date the Shares are sold and the date the cash proceeds are distributed to the Participant. The Participant also understands and agrees that the Company is not responsible for any currency fluctuation that may occur between the date the Shares are sold and the date the cash proceeds are distributed to the Participant.

        The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in the PRC.

CZECH REPUBLIC

Notifications

        Exchange Control Information.    The Czech National Bank may require the Participant to fulfill certain notification duties in relation to the PRSU and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, the Participant should consult the Participant's personal legal advisor prior to the vesting of the PRSU to ensure compliance with current regulations. It is the Participant's responsibility to comply with applicable Czech exchange control laws.

DENMARK

Terms and Conditions

        Nature of Grant.    This provisions supplements Section 14 of the Agreement:

        By accepting the PRSU, the Participant acknowledges, understands and agrees that this grant relates to future services to be performed and is not a bonus or compensation for past services.

Notifications

        Exchange Control and Tax Notification.    The Participant may hold Shares acquired under the Program in a safety-deposit account (e.g., a brokerage account) either with a Danish bank or with an approved foreign broker or bank. If the Shares are held with a foreign broker or bank, then the Participant is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, the Participant must file a Form V (Erklaering V) with the Danish Tax Administration. Both the Participant and the broker or bank must sign the Form V. By signing the Form V, the broker or bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the Shares in the account. By signing the Form V, the Participant authorizes the Danish Tax Administration to examine the account.

        In addition, if the Participant opens a brokerage account (or a deposit account with a U.S. bank), then the brokerage account (or bank account, as applicable) will be treated as a deposit account because cash can be held in the account. Therefore, the Participant must also file a Form K (Erklaering K) with the Danish Tax Administration. Both the Participant and the broker must sign the Form K. By signing the Form K, the broker undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the deposit account. By signing the Form K, the Participant authorizes the Danish Tax Administration to examine the account.

DOMINICAN REPUBLIC

        There are no country-specific provisions.

DUBAI

        There are no country-specific provisions.

FINLAND

        There are no country-specific provisions.

GERMANY

Notifications

        Exchange Control Information.    Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Participant uses a German bank to transfer a cross-border payment in excess of €12,500 (e.g., proceeds from the sale of Shares acquired under the Program), the bank will make the report for the Participant. In addition, the Participant must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

GREECE

        There are no country-specific provisions.

INDIA

Notifications

        Exchange Control Information.    The Participant understands that he or she must repatriate any proceeds from the sale of Shares acquired under the Program to India and convert the proceeds into local currency within 90 days of receipt. The Participant will receive a foreign inward remittance certificate ("FIRC") from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

IRELAND

Notifications

        Director Notification Obligation.    If the Participant is a director, shadow director or secretary of an Irish Subsidiary of the Company, then the Participant is subject to certain notification requirements under Section 53 of the Companies Act. Among these requirements is an obligation to notify the Irish Subsidiary in writing within five (5) business days when the Participant receives an interest (e.g., PRSUs, Shares) in the Company and the number and class of shares or rights to which the interest relates. In addition, the Participant must notify the Irish Subsidiary within five (5) business days when the Participant sells Shares acquired under the Program. This notification requirement also applies to any rights or Shares acquired by the Participant's spouse or children (under the age of 18).

ITALY

Terms and Conditions

        Data Privacy.    This provision replaces in its entirety Section 16 of the Agreement:

        Data Privacy Notice.    The Participant understands that the Employer and/or the Company holds certain personal information about the Participant, including, but not limited to, his or her name, home address and telephone number, date of birth, national insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all PRSUs or other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in his or her favor ("Data"), for the purpose of implementing, administering and managing the Program. The Participant is aware that providing the Company with his or her Data is necessary for the performance of the Agreement and that his or her refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect his or her ability to participate in the Program.

        The Controller of personal data processing is Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614, U.S.A., and, pursuant to D.lgs 196/2003, its representative in Italy is Marianna Lupo with registered office at Edwards Lifesciences Italia SpA Via Patecchio, 4, 20141 Milan Italy. The Participant understands that Data may be transferred to third parties assisting in the implementation, administration and management of the Program, including any transfer required to a broker or other third party with whom cash from the sale of Shares acquired pursuant to this PRSU may be deposited. Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in the Participant's country, or elsewhere, including outside of the European Union and the recipient's country may have different data privacy laws and protections than his or her country. The processing activity, including the transfer of the Participant's personal data abroad, out of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require the Participant's consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Program. The Participant understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

        The Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage his or her participation in the Program. The Participant understands that, pursuant to art 7 of D.lgs 196/2003, the Participant has the right, including but not limited to, access, delete, update, request the rectification of his or her Data and cease, for legitimate reasons, the Data processing. Furthermore, the Participant is aware that his or her Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant's local human resources representative.

        Grant Terms Acknowledgment.    By accepting the PRSU, the Participant acknowledges that the Participant has received a copy of the Program and the Agreement and have reviewed the Program and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Program and the Agreement, including this Appendix. The Participant further acknowledges having read and specifically approves the following sections of the Agreement: Section 11 (Responsibility for Taxes), Section 13 (Miscellaneous), Section 14 (Nature of Grant), Section 18 (Governing Law and Venue), Section 22 (Imposition of Other Requirements), and the Data Privacy provision contained in this Appendix.

Notifications

        Exchange Control Information.    The Participant is required to report in the Participant 's annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Program) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy. The Participant is exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on the Participant's behalf.

JAPAN

        There are no country-specific provisions.

KOREA

        There are no country-specific provisions.

MALAYSIA

Notifications

        Malaysian Insider Trading Notification.    The Participant should be aware of the Malaysian insider-trading rules, which may impact the Participant's acquisition or disposal of Shares or rights to Shares (e.g., PRSUs) under the Program. Under the Malaysian insider-trading rules, the Participant is prohibited from acquiring or selling Shares or rights to Shares (e.g., PRSUs) when the Participant is in possession of information which is not generally available and which the Participant knows or should know will have a material effect on the price of Shares once such information is generally available.

        Director Notification Obligation.    If the Participant is a director of the Company's Malaysian Subsidiary, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when the Participant receives or disposes of an interest (e.g., PRSUs or Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

MEXICO

Terms and Conditions

        Labor Law Acknowledgement.    In accepting the PRSU, the Participant expressly recognizes that the Company with registered offices at One Edwards Way, Irvine, California 92614, U.S.A., is solely responsible for the administration of the Program and that his or her participation in the Program and acquisition of Shares does not constitute an employment relationship between the Participant and the Company since the Participant is participating in the Program on a wholly commercial basis and his or her sole Employer is Edwards Lifesciences México S.A. de C.V. ("Edwards Mexico") with registered offices at Av. Santa Fé 505—Oficina 203, Col. Cruz Manca Santa Fé, Cuajimalpa, México D.F. C.P. 05349. Based on the foregoing, the Participant expressly recognizes that the Program and the benefits that the Participant may derive from participating in the Program do not establish any rights between the Participant and the Employer, Edwards Mexico, and do not form part of the employment conditions and/or benefits provided by Edwards Mexico and any modification of the Program or its termination shall not constitute a change or impairment of the terms and conditions of his or her employment.

        The Participant further understands that his or her participation in the Program is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Participant's participation at any time without any liability to the Participant.

        Finally, the Participant hereby declares that the Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Program or the benefits derived under the Program, and the Participant therefore grants a full and broad release to the Company, its Subsidiaries, branches, representation offices, shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política

        Al aceptar el Opción, usted expresamente recononce que la Compañía y sus oficinas registradas en One Edwards Way, Irvine, California 92614, U.S.A., es el único responsable de la administración del Program y que su participación en el mismo y la compra de Acciones no constituye de ninguna manera una relación laboral entre usted y la Compañía, toda vez que su participación en el Program deriva únicamente de una relación comercial con Edwards Lifesciences México S.A. de C.V. («Edwards México») y sus oficinas registradas en Av. Santa Fé 505—Oficina 203, Col. Cruz Manca Santa Fé, Cuajimalpa, México D.F. C.P. 05349. Derivado de lo anterior, usted expresamente reconoce que el Program y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre usted y su Empleador, Edwards México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Edwards México, y expresamente usted reconoce que cualquier modificación al Program o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de sus condiciones de trabajo.

        Asimismo, usted entiende que su participación en el Program es el resultado de una decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar su participación en cualquier momento, sin ninguna responsabilidad hacia usted.

        Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía, por cualquier compensación o daño en relación con cualquier disposición del Program o de los beneficios derivados del mismo, y en consecuencia usted otorga un amplio y total finiquito a la Compañía, sus afiliadas, sucursales, oficinas de representación, accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

NETHERLANDS

Terms and Conditions

        Labor Law Acknowledgment.    By accepting the PRSU, the Participant acknowledges that: (i) the PRSU is intended as an incentive to remain employed with the Employer and is not intended as remuneration for labor performed; and (ii) the PRSU is not intended to replace any pension rights or compensation.

Notifications

        Securities Law Acknowledgment.    The Participant should be aware of the Dutch insider-trading rules, which may impact the sale of Shares issued upon vesting of the PRSU. In particular, the Participant may be prohibited from effectuating certain transactions if the Participant has inside information about the Company.

        Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has "inside information" related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. "Inside information" is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the share price, regardless of the development of the price. The insider could be any employee of any Subsidiary in the Netherlands who has inside information as described herein.

        Given the broad scope of the definition of inside information, certain employees working at a Subsidiary in the Netherlands may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the employee has such inside information.

        If the Participant is uncertain whether the insider-trading rules apply to him or her, then the Participant should consult with his or her personal legal advisor.

NEW ZEALAND

        There are no country-specific provisions.

NORWAY

        There are no country-specific provisions.

POLAND

Notifications

        Exchange Control Information.    Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances exceeds €15,000. If required, the reports are due on a quarterly basis by the 20th day following the end of each quarter. The reports are filed on special forms available on the website of the National Bank of Poland.

PORTUGAL

        There are no country-specific provisions.

PUERTO RICO

        There are no country-specific provisions.

SINGAPORE

Notifications

        Securities Law Notification.    The PRSU was granted to the Participant pursuant to the "Qualifying Person" exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) ("SFA"). Neither the Agreement nor the Program have been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that his or her PRSU is subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale of the Shares in Singapore, or any offer of such subsequent sale of the Shares underlying the PRSU unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

        Director Notification.    If the Participant is a director, associate director or shadow director of a Subsidiary, then the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when the Participant receives an interest (e.g., PRSUs, Shares) in the Company or any related company. In addition, the Participant must notify the Singapore Subsidiary when the Participant sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Program). These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Participant's interests in the Company or any related company within two (2) business days of becoming a director.

SOUTH AFRICA

Terms and Conditions

        Responsibility for Taxes.    The following provision supplements Section 11 of the Agreement:

        By accepting the PRSU, the Participant agrees that, immediately upon vesting and settlement of the PRSU, the Participant will notify the Employer of the amount of any gain realized. If the Participant fails to advise the Employer of the gain realized upon vesting and settlement, the Participant may be liable for a fine. The Participant will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Employer.

Notifications

        Exchange Control Information.    To participate in the Program, the Participant must comply with exchange control regulations and rulings in South Africa and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant's failure to comply with applicable laws. Because no transfer of funds from South Africa is required under the PRSU, no filing or reporting requirements should apply when the PRSU is granted or when Shares are issued upon vesting and settlement of the PRSU, nor should the PRSU or the underlying Shares count towards the ZAR4,000,000 lifetime offshore investment limit. However, because the exchange control regulations are subject to change, the Participant should consult the Participant's personal advisor prior to vesting and settlement of the PRSU to ensure compliance with current regulations.

SPAIN

Terms and Conditions

        Nature of Grant.    The following provision supplements Section 14 of the Agreement:

        By accepting the PRSU, the Participant consents to participation in the Program and acknowledge that the Participant has received a copy of the Program.

        The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant PRSUs under the Program to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is limited and entered into based upon the express assumption and condition that any PRSUs will not economically or otherwise bind the Company or any parent, Subsidiary or affiliate, including the Employer, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, the Participant understands that the PRSU is granted on the assumption and condition that the PRSU shall not become part of any employment contract (whether with the Company or any parent, Subsidiary or affiliate, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the PRSU, which is gratuitous and discretionary, since the future value of the PRSU and the underlying Shares is unknown and unpredictable. The Participant also understands that this grant of PRSUs would not be made but for the assumptions and conditions set forth hereinabove; thus, the Participant understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, then the grant of this PRSU shall be null and void.

        Further, this PRSU is a conditional right to Shares and can be forfeited in the case of, or affected by, the Participant's termination of employment. This will be the case, for example, even if (1) the Participant is considered to be unfairly dismissed without good cause; (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant terminates employment due to a change of work location, duties or any other employment or contractual condition; (4) the Participant terminates employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) the Participant's employment terminates for any other reason whatsoever, except for Cause. Consequently, upon termination of the Participant's employment for any of the reasons set forth above, the Participant may automatically lose any rights to the unvested PRSU granted to the Participant as of the date of his or her termination of employment, as described in the Program and the Agreement.

Notifications

        Exchange Control Information.    The Participant must declare the acquisition of Shares to the Dirección General de Política Comercial e Inversiones Exteriores ("DGPCIE") of the Ministerio de Economia for statistical purposes. The Participant must also declare the ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, if the Participant wishes to import the share certificates into Spain, the Participant must declare the importation of such securities to the DGPCIE.

        When receiving foreign currency payments derived from the ownership of Shares (i.e., sale proceeds), the Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. The Participant will need to provide the following information: (i) the Participant's name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

        Securities Law Notification.    The grant of the PRSU and the Shares issued pursuant to the vesting of the PRSU are considered a private placement outside of the scope of Spanish laws on public offerings and issuances of securities.

SWEDEN

        There are no country-specific provisions.

SWITZERLAND

Notifications

        Securities Law Notification.    The grant of the PRSU is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland.

TAIWAN

Notifications

        Exchange Control Information.    The Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) into Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, the Participant must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank.

        If the transaction amount is US$500,000 or more, the Participant may be required to provide additional supporting documentation to the satisfaction of the remitting bank. The Participant should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

THAILAND

Notifications

        The Participant must immediately repatriate the proceeds from the sale of Shares to Thailand and convert the funds to Thai Baht within 360 days of receipt. If the repatriated amount is US$20,000 or more, the Participant must report the inward remittance by submitting the Foreign Exchange Transaction Form to the authorized agent.

UNITED KINGDOM

Terms and Conditions

        Award Payable Only in Shares.    The grant of the PRSU does not provide the Participant with a right to receive a cash payment; the PRSU is payable only in Shares.

        Responsibility for Taxes.    The following supplements Section 11 of the Agreement:

        If payment or withholding of the income tax due is not made within ninety (90) days of the event giving rise to the liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the "Due Date"), the amount of any uncollected income tax liability shall constitute a loan owed by the Participant to the Employer, effective as of the Due Date. The Participant agrees that the loan will bear interest at the then-current official rate of Her Majesty's Revenue & Customs ("HMRC"), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 11 of the Agreement.

        Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the Participant shall not be eligible for a loan from the Company to cover the Tax-Related Items. In the event that the Participant is a director or executive officer and Tax-Related Items are not collected from or paid by the Participant by the Due Date, the amount of any uncollected tax liability will constitute a benefit to the Participant on which additional income tax and National Insurance contributions ("NICs") will be payable. The Participant understands that he or she will be responsible for reporting any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime.

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  Exhibit 10.1
Performance-Based Restricted Stock Unit Award Statement
APPENDIX ADDITIONAL TERMS AND CONDITIONS OF THE EDWARDS LIFESCIENCES CORPORATION GLOBAL PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT